UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2023

MINIM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37649	04-2621506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 Elm Street, Manchester, NH 03101

(Address of principal executive offices, including zip code)

(833) 966-4646

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17-CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	MINM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2023 the Board of Directors (the “Board”) of Minim, Inc. (the “Company”) increased the size of the Board from three to four directors and voted to elect David Natan as a new, independent director to fill the vacancy on the Board created by increased size of the Board. The initial term as director for Mr. Natan will expire at the Company’s 2023 annual meeting of stockholders. At the time of his election, Mr. Natan was appointed to the Audit Committee of the Board of Directors, the Compensation Committee of the Board of Directors and the Nominating and Corporate Governance Committee of the Board of Directors.

There are no arrangements or understandings between Mr. Natan and any other person pursuant to which Mr. Natan was appointed as a director, there are no family relationships between Mr. Natan and any director or other officer of the Company, and there are no transactions in which the Company is a party and in which Mr. Natan has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINIM, INC.

Date: November 8, 2023	By:	/s/ Jeremy Hitchcock
Jeremy Hitchcock
Executive Chairman of the Company